Press Release                                 Source: SurfNet Media Group Inc.

SurfNet Media Group Inc. Receives Standard & Poor's Listing Approval
Thursday January 29, 1:09 pm ET

S&P Initiates Market Access Program Financial Coverage

PHOENIX--(BUSINESS WIRE)--Jan. 29, 2004--SurfNet Media Group Inc. (OTCBB:SFNM-
News) announced today that the Standard & Poor's Editorial Board has approved
SurfNet for a complete corporate listing in Standard & Poor's Standard
Corporation Records and has published SurfNet's initial description on page 9794 of today's S&P Standard Corporation Records Daily News Section. S&P has
initiated financial coverage of SurfNet as part of the S&P Market Access
Program. This includes coverage on S&P's Internet Web site,
www.advisorinsight.com, the S&P Marketscope and the electronic version of S&P
Stock Guide database. Additionally, the S&P coverage will appear on the highly trafficked OTC Bulletin Board Web site www.otcbb.com.

Jim Haught, president and CEO of SurfNet, stated, "Standard & Poor's approval of our listing marks a major milestone. We will utilize the S&P Market Access
Program to broaden the dissemination of news from SurfNet and heighten SurfNet's exposure in the financial community. This should assist the brokerage and investment communities in making a market for SurfNet stock and help provide liquidity to our stockholders."

Standard Corporation Records is a recognized securities manual for the "Blue
Sky" Standard Manual Exemption for secondary trading in more than 35 states. It is recommended that brokers check with their compliance officers or legal counsel for applicable "Blue Sky" laws and regulations.

About SurfNet Media Group Inc.

SurfNet Media Group Inc. is a digital media communications technology company publicly traded under the symbol SFNM. Its patented Metaphor(TM) technology is a
Web-based dynamic communication and notification tool that delivers near real-time communication from a single control point.

Metaphor-enabled toolbars, media players, and Web containers replicate easily to
Web sites and desktops, creating virtual aggregated audiences linked to a dynamic, auto-refreshing, centralized database portal. This enhanced communication tool dramatically reduces programming and development costs, and provides friction-free implementation.

SurfNet (www.surfnetmedia.com) has proven the Metaphor technology with its
Internet radio division, aggregating an Internet radio audience with a variety of live programs on four stations: VoiceAmerica(SM) Radio
(www.voiceamerica.com); BusinessAmerica(SM) Radio
(www.businessamericaradio.com); BoomBox Radio(R) (www.boomboxradio.com); and
TalkNet Radio(TM) (www.talknetradio.com).

                                       1

Forward-Looking Statements

This release contains "forward-looking statements" within the meaning of Section
27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934.
Words like "intends," "expects," "anticipates," "estimates" and similar expressions are intended to identify forward-looking statements. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Although SurfNet believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove correct. A number of important factors could cause actual results to differ materially from those expressed in any forward-looking statement. These factors include the inability of SurfNet to obtain financing for technology development, business expansion or acquisitions;
the reliability and availability of new technology in the related industries;
financial, operational and other business problems associated with rapid business expansion or the acquisition of a number of businesses in a short period of time; and general and industry-specific economic conditions. SurfNet has no obligation to update or revise these forward-looking statements to reflect the occurrence of future events or circumstances.

Contact:
     SurfNet Media Group Inc., Tempe
     Robert Arkin, 770-730-9440
     robert.arkin@surfnetmedia.com